UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
_____________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 27, 2006

ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of registrant as specified in its charter)
Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 27, 2006, the Board of Directors (the “Board”) of Archer-Daniels-Midland Company (“ADM”) approved an agreement (the “Agreement”) covering the terms of employment for Patricia A. Woertz in connection with her election as President and Chief Executive Officer of ADM as described below in Item 5.02. The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and the terms thereof are incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 28, 2006, ADM announced the resignation of G. Allen Andreas as President and Chief Executive Officer of ADM, effective as of May 1, 2006 (the “Effective Date”). Mr. Andreas will continue to serve as the Chairman of the Board of Directors of ADM. A copy of the press release announcing his resignation as President and Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On April 28, 2006, ADM announced the election of Patricia A. Woertz as the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors effective as of the Effective Date. A copy of the press release announcing her election is attached as Exhibit 99.1 to this Current Report on Form 8-K. Biographical information for Ms. Woertz is included in the press release and incorporated by reference into this Item 5.02. Ms. Woertz’s election to any committees of the Board of Directors will occur at a later date and will be disclosed at that time.

Ms. Woertz will be employed as President and Chief Executive Officer under the terms of the Agreement, which is described in Item 1.01 above and attached as Exhibit 10.1 to this Current Report on Form 8-K. Item 1.01 is incorporated by reference into this Item 5.02(c)(3).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibits are filed herewith:

10.1	Agreement Regarding Terms of Employment dated April 27, 2006 with Patricia A. Woertz
99.1	Press Release dated April 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 1, 2006	By	/s/ David J. Smith
David J. Smith Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing
10.1	Agreement Regarding Terms of Employment dated April 27, 2006 with Patricia A. Woertz	Filed Electronically
99.1	Press Release dated April 28, 2006	Filed Electronically